Exhibit 99.1

Greenlane Completes Sale of Interest in VIBES

Company Sells Stake for $5.3 Million In Cash

BOCA RATON, FL / July 19, 2022 / Greenlane Holdings, Inc. ("Greenlane" or the "Company") (NASDAQ:GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced that it has sold its stake in VIBES Holdings LLC (“VIBES”) for $5.3 million in cash.
The strategic sale aligns with Greenlane’s plans to capitalize the business and accelerate the Company’s path to profitability. The Company sold its interest in VIBES™ at an enterprise value of approximately 1x VIBES’ trailing 12 months revenue, significantly higher than the implied multiple reflected in the Company’s public market capitalization, further validating Greenlane’s belief that its stock remains undervalued under a “sum-of-the-parts” analysis.

Under terms of the sale, Greenlane has retained distribution rights to VIBES products and will remain a strategic partner with the premium rolling paper and apparel company.

“We are pleased to bring in $5.3 million through this sale,” said Nick Kovacevich, CEO of Greenlane. “We are even more pleased to see one of our brands privately valued at six times more than where our total business is currently being valued in the public markets. We admire the VIBES brand and its premium products and look forward to working strategically with the ownership group to ensure that VIBES continues to expand and succeed in the marketplace. As a distributor, we will continue to support our customers, while immediately improving our balance sheet through the sale of our interest.”

“We are very excited to complete this strategic transition,” said Berner, CEO of VIBES. “As a brand builder, we feel that VIBES is just scratching the surface and its future trajectory is extremely compelling. We appreciate everything Greenlane has done as a partner to get VIBES to this level, and we look forward to leveraging their distribution expertise and vast customer network in the future as we continue to make VIBES a staple product on shelves around the globe.”

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands, third-party brand accelerator, and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

Founded in 2005, Greenlane serves a diverse and expansive customer base with more than 8,000 retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry's leading multi-state operators, licensed producers, and brands, including Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and CCELL.

We proudly own and operate a diverse brand portfolio including DaVinci vaporizers, Pollen Gear™, the K.Haring Glass Collection by Higher Standards and Marley Natural™. Higher Standards, Greenlane's flagship brand, offers both a high-end product line and immersive retail experience with ground-breaking stores in New York City's Chelsea Market and Malibu, California. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Forward Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating to: the current and future performance of the Company's business, including comments relating to the Company’s beliefs regarding its public market capitalization and valuation, expected benefits from future strategic partnerships and growth and distribution opportunities with VIBES, and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact
Darsh Dahya, CAO

ir@greenlane.com

SOURCE: Greenlane Holdings, Inc.